Exhibit 10.23

                              TENTH AMENDMENT TO
           AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND WAIVER

    THIS TENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment") is dated as of June 30, 1998, and is by and among AMERICABLE, INC., a Minnesota corporation ("Americable"), CABLE DISTRIBUTION SYSTEMS, INC., a Georgia corporation ("Cable"), (Americable and Cable are hereinafter each individually referred to as an "Original Borrower" and collectively as the "Original Borrowers") ENSTAR NETWORKING CORPORATION, a Minnesota corporation ("ENC") (Americable, Cable, and ENC are hereinafter each individually referred to as a "Borrower" and collectively as the "Borrowers") and U.S. BANK NATIONAL ASSOCIATION, a national banking association and the successor by merger with First Bank National Association, (the "Bank"). Capitalized terms not otherwise expressly defined herein shall have the meanings set forth in the Loan Agreement hereinafter described.

                                   RECITALS

     WHEREAS, the Original Borrowers and the Bank are parties to an Amended and Restated Loan and Security Agreement, dated as of June 1, 1993, as amended by a First Amendment dated as of November 29, 1993, a Waiver, a Second Amendment dated March 3, 1995, a Third Amendment dated May 31, 1996, a letter amendment dated June 28, 1996, a letter amendment dated July 31, 1996, a Sixth Amendment dated as of August 9, 1996, a Seventh Amendment dated as of May 29, 1997, an Eighth Amendment dated as of September 30, 1997, and a Ninth Amendment dated as of March 5, 1998 (as so amended, the "Loan Agreement");

     WHEREAS, the Borrows have requested and the Bank has agreed further to amend the Loan Agreement;

     WHEREAS, the Bank desires to waive the Borrowers' compliance with certain provisions of the Loan Agreement,

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                       ARTICLE 1 - AMENDMENTS TO LOAN AGREEMENT

     1.1 Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

         (a) Section 1.1 of the Loan Agreement is amended to delete the date "June 30, 1998," appearing in the definition of "Termination Date" and the date "September 30, 1998" substituted therefor;

         (b) As of the Effective Date, Section 5.5 of Supplement A attached to the Assumption Agreement and Ninth Amendment to Amended and Restated Loan and Security Agreement and Waiver is hereby amended in its entirety to read as follows:

              5.5 MONTHLY LOSS CALCULATION. Sustain, at any fiscal month-end, a fiscal month loss before taxes computed on a consolidated basis for Americable and its consolidated Subsidiaries in accordance with GAAP greater than (i.e., a greater negative number than) the amount set forth opposite the relevant fiscal month:

                   Month                          Loss
                   -----                          ----
                   July 1998                  $100,000
                   August 1998                $100,000
                   September 1998             $100,000;

         provided, however, that if the fiscal month loss as of any fiscal month-end exceeds the maximum permitted fiscal month-end loss, then Borrowers, by no later than 10 days after submitting its financial statements to Bank, shall obtain a capital contribution from ENStar in the amount of such excess.

                  ARTICLE III - REPRESENTATIONS AND WARRANTIES

     To induce the Bank to enter into this Amendment and to make and maintain the Loans under the Loan Agreement as amended hereby, the Borrowers hereby warrant and represent to the Bank that: (a) The execution, delivery and performance by the Borrowers of this Amendment and any other documents to which any Borrower is a party have been duly authorized by all necessary corporate or partnership action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder or partner), do not and will not conflict with, result in any violation of or constitute any default under, any provision of such Borrower's articles of incorporation or bylaws, any agreement binding on or applicable to such Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to such Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the such Borrower or any of its property; (b) The Loan Agreement as amended by this Amendment is the legal, valid and binding obligations of each Borrower and is enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

                   ARTICLE IV - CONDITIONS AND EFFECTIVENESS
     This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions:

     4.1 Before and after giving effect to this Amendment, the representations and warranties in ARTICLE IV of the Loan Agreement shall be true and correct as though made on the date hereof except for changes that are permitted by the terms of the Loan Agreement. The execution by the Borrowers of this Amendment shall be deemed a representation that the Borrowers have complied with the foregoing condition.

     4.2 Before and after giving effect to this Amendment, no Event of Default or no Default, shall have occurred and be continuing under the Loan Agreement except for those expressly waived by the terms hereof. The execution by the Borrowers of this Amendment shall be deemed a representation that the Borrowers have complied with the foregoing condition.

     4.3 The Bank shall have received the following documents appropriately completed and duly executed by the Borrowers and the other Obligors where appropriate:

          (a) This Amendment appropriately completed and duly executed by the Borrowers, together with a resolution of each of the Borrowers authorizing the execution and delivery of this Amendment in form and substance satisfactory to the Bank;

          (b) An Acknowledgment and Consent duly executed by ENStar in form and substance satisfactory to the Bank; and

          (c) An extension fee in the amount of $5,000, the receipt of which is hereby acknowledged; and

          (d) Such other approvals, opinions or documents, as the Bank may reasonably request.

                              ARTICLE V - GENERAL

     5.1 Expenses. The Borrowers jointly and severally agree to reimburse the Bank upon demand for all reasonable expenses, including reasonable fees of attorneys (who may be employees of the Bank) and legal expenses incurred by the Bank in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrowers hereunder, and to jointly and severally pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrowers shall survive any termination of the Loan Agreement.

    5.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

    5.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

    5.4 Law. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.

    5.5 Successors: Enforceability. This Amendment shall be binding upon the Borrowers and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Bank and the successors and assigns of the Bank. Except as hereby amended, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

    5.6 Recitals. The recitals hereto are incorporated herein by reference and constitute an integral part of this Amendment.

    5.7 Acknowledgement and Release. In order to induce the Bank to enter into this Amendment, the Borrowers: (a) represent and warrant to the Bank that no events have taken place and no circumstances exist at the date hereof which would give the Borrowers the right to assert a defense, offset or counterclaim to any claim by the Bank for payment of the Obligations; and (b) hereby release and forever discharge the Bank and its successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which the Borrowers ever had or now have against the Bank or its successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to the Borrowers in connection with the Loan Documents and the transactions related thereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                    AMERICABLE, INC., a Minnesota corporation


                                    By: /s/ THOMAS S. WARGOLET
                                       ------------------------
                                       Thomas S. Wargolet
                                       Vice President, Finance


                                    CABLE DISTRIBUTION SYSTEMS, INC.,
                                    a Georgia corporation


                                    By: /s/ THOMAS S. WARGOLET
                                       ------------------------
                                       Thomas S. Wargolet
                                       Vice President, Finance


                                    ENSTAR NETWORKING CORPORATION,
                                    a Minnesota corporation


                                    By: /s/ THOMAS S. WARGOLET
                                       ------------------------
                                       Thomas S. Wargolet
                                       Vice President, Finance


                                    U.S. BANK NATIONAL ASSOCIATION,
                                    a national banking association
                                    and the successor by merger with
                                    First Bank National Association


                                    By: /s/ KIM LEPPANEN
                                       ------------------------
                                       Kim Leppanen
                                       Assistanct Vice President